The Bear Stearns Companies Inc. 383 Madison Avenue New York, NY 10179 Tel (212) 272-2000 www.bearstearns.com

Contact:	Elizabeth Ventura	(212) 272-9251
	John Quinn	(212) 272-5934

BEAR STEARNS REPORTS THIRD CONSECUTIVE RECORD QUARTER

EARNINGS PER SHARE ROSE 78% TO A RECORD $3.72

RECORD NET INCOME OF $539 MILLION, AN 81% INCREASE

RECORD NET REVENUES OF $2.5 BILLION

Institutional Equities, Fixed Income and Global Clearing Services Post

Record Quarterly Net Revenues

NEW YORK – June 15, 2006 – The Bear Stearns Companies Inc. (NYSE:BSC) today reported earnings per share (diluted) of $3.72 for the second quarter ended May 31, 2006, up 78% from $2.09 per share for the second quarter of 2005. Net income for the second quarter of 2006 was $539 million, up 81% from $298 million for the second quarter of 2005. Net revenues for the 2006 second quarter were a record $2.5 billion, up 33% from $1.9 billion for the 2005 second quarter. The annualized return on common stockholders’ equity for the second quarter of 2006 was 20.1%, and 18.7% for the trailing 12-month period ended May 31, 2006.

"We are very pleased to report our third consecutive quarter of record setting results. The first half of 2006 has proven to be our best ever," said James E. Cayne, chairman and chief executive officer. “Our success in increasing the depth and breadth of our business both domestically and internationally has fueled our enthusiasm and appetite for further growth. We will continue to explore ways to expand our business through launching new products, gaining market share in existing product areas, and increasing our presence internationally.”

A brief discussion of the firm’s business segments follows:

CAPITAL MARKETS

Capital Markets net revenues for the second quarter of 2006 were $2.0 billion, up 40% from

$1.4 billion for the quarter ended May 31, 2005.

•

Institutional Equities net revenues were a record $554 million, up 42% from $390 million for the second quarter of 2005. Higher customer activity levels and favorable market conditions across the equity franchise drove these record results. Equity derivatives and international sales and trading produced record net revenues this quarter.

•

Fixed Income net revenues were a record $1.2 billion, up 45% from $808 million in the second quarter of 2005. The mortgage franchise retained its number one industry ranking for the first half of fiscal 2006. Securitization and trading volumes remained high, and origination flow from the vertical integration of the mortgage platform rose producing record net revenues. Interest rate derivatives and foreign exchange produced record net revenues contributing to a record quarter in the interest rate products area. Robust customer activity levels led to record net revenues in both the distressed debt and leverage finance areas driving record net revenues in the credit businesses this quarter.

•

Investment Banking net revenues were $278 million, up 20% from the $232 million in the prior year quarter. Merger and acquisition advisory fees increased significantly this quarter as a number of previously announced transactions were completed during the quarter. Underwriting net revenues were up as equity new issuance volumes increased compared with the year-ago quarter. These gains were partially offset by decreases in merchant banking net revenues compared with the prior year quarter.

GLOBAL CLEARING SERVICES

Global Clearing Services net revenues were $290 million for the second quarter 2006, up 5% from $276 million in the year ago quarter. Net interest revenue increases were driven by higher average customer margin balances and improved net interest margins. Average customer margin debt balances for the quarter ended May 31, 2006 were a record $68.4 billion, up 6% from $64.7 billion in the prior year quarter. Customer short balances averaged $80.2 billion during the second quarter of 2006 down from $86.8 billion in the prior year period.

WEALTH MANAGEMENT

Wealth Management net revenues for the quarter ended May 31, 2006 were $151 million,

down 3% from $156 million in the second quarter of 2005.

•

Private Client Services net revenues were $129 million, an increase of 22% from $106 million in the 2005 second quarter. Increased investor activity and management fees from an increase in fee-based assets were the primary drivers of these results.

•

Asset Management net revenues were $22 million for the second quarter of 2006 a decrease of 56% from $50 million in the prior year’s quarter mainly due to a decline in performance fees on proprietary hedge funds. Assets under management increased 20% to $48 billion on May 31, 2006, from $40 billion on May 31, 2005.

EXPENSES

•

Compensation as a percentage of net revenues was 48.8% in the second quarter of 2006 as compared with 49.3% for the second quarter of 2005. Year-to-date compensation to net revenues was 48.4% for 2006 versus 49.3% for the six months ended May 31, 2005.

•

Non-compensation expenses were $445 million for the quarter ended May 31, 2006, a decrease of 9% from $488 million in the 2005 quarter. The decline in non-compensation related expenses is primarily due to a reduction in litigation related costs partially offset by increased communications and technology and occupancy costs associated with increased headcount. In addition, CAP plan related expenses and minority interest expense increased in conjunction with increased profitability.

The pre-tax profit margin increased to 33.4% in the quarter ended May 31, 2006 from 24.7% in the 2005 second quarter.

As of May 31, 2006, total capital, including stockholders’ equity and long-term borrowings, was approximately $58.4 billion. Book value as of May 31, 2006 was $79.30 per share, based on 147.0 million shares outstanding.

Founded in 1923, The Bear Stearns Companies Inc. (NYSE: BSC) is the parent company of Bear, Stearns & Co. Inc., a leading investment banking and securities trading and brokerage firm. With approximately $58.4 billion in total capital, Bear Stearns serves governments, corporations, institutions and individuals worldwide. The company’s business includes corporate finance and mergers and acquisitions, institutional equities and fixed income sales and trading, securities research, private client services, derivatives, foreign exchange and futures sales and trading, asset management and custody services. Through Bear, Stearns Securities Corp., it offers financing, securities lending, clearing and technology solutions to hedge funds, broker-dealers and investment advisors. Headquartered in New York City, the company has approximately 12,500 employees worldwide. For additional information about Bear Stearns, please visit the firm’s website at http://www.bearstearns.com.

***

Financial Tables Attached

Certain statements contained in this discussion are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements are subject to risks and uncertainties, which could cause actual results to differ materially from those discussed in the forward-looking statements. For a discussion of the risks and uncertainties that may affect the company’s future results, please see “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Risk Management” in the company’s 2005 Annual Report to Stockholders and similar sections of the company’s quarterly reports on Form 10-Q which have been filed with the Securities and Exchange Commission.

A conference call to discuss the company’s results will be held on Thursday, June 15, 2006, at 10 a.m., EST. The call will be open to the public. Those wishing to listen to the conference call should dial 1-800-374-2412 (or 1-706-634-7253 for international callers) at least 15 minutes prior to the commencement of the call to ensure connection. The conference call will also be accessible through our website at http://www.bearstearns.com. For those unable to listen to the live broadcast of the call, a replay will be available on our website or by dialing 1-800-642-1687 (or 1-706-645-9291 for international callers) at approximately 1 p.m. EST. The pass code for the replay is 1325358. The replay will be available until midnight on Friday, June 30, 2006. If you have any questions on how to obtain access to the conference call, please contact Joanne Jarema by telephone at 1-212-272-4417 or via e-mail at jjarema@bear.com.

THE BEAR STEARNS COMPANIES INC. SEGMENT DATA
(UNAUDITED)

	Three Months Ended			% Change From		Six Months Ended		% Change
	May 31,	May 31,	February 28,	May 31,	February 28,	May 31,	May 31,
	2006	2005	2006	2005	2006	2006	2005
	(In thousands)					(In thousands)
NET REVENUES

Capital Markets
Institutional Equities	$554,469	$390,453	$488,494	42.0%	13.5%	$1,042,963	$703,393	48.3%
Fixed Income	1,167,308	808,013	888,738	44.5%	31.3%	2,056,046	1,673,520	22.9%
Investment Banking	278,405	231,935	296,594	20.0%	(6.1%)	574,999	449,329	28.0%
Total Capital Markets	2,000,182	1,430,401	1,673,826	39.8%	19.5%	3,674,008	2,826,242	30.0%

Global Clearing Services	289,523	276,160	263,992	4.8%	9.7%	553,515	546,552	1.3%

Wealth Management
Private Client Services(1)	128,889	105,637	128,794	22.0%	0.1%	257,683	219,512	17.4%
Asset Management	22,182	50,148	94,475	(55.8%)	(76.5%)	116,657	105,463	10.6%
Total Wealth Management	151,071	155,785	223,269	(3.0%)	(32.3%)	374,340	324,975	15.2%

Other(2)	58,666	11,206	24,116	nm	nm	82,782	13,443	nm

Total net revenues	$2,499,442	$1,873,552	$2,185,203	33.4%	14.4%	$4,684,645	$3,711,212	26.2%

PRE-TAX INCOME

Capital Markets	$702,005	$455,776	$634,751	54.0%	10.6%	$1,336,756	$937,459	42.6%
Global Clearing Services	139,045	142,989	129,572	(2.8%)	7.3%	268,617	280,763	(4.3%)
Wealth Management	(13,317)	6,054	32,173	nm	nm	18,856	21,033	(10.4%)
Other(2)	6,466	(142,380)	(44,143)	nm	nm	(37,677)	(198,488)	81.0%

Total pre-tax income	$834,199	$462,439	$752,353	80.4%	10.9%	$1,586,552	$1,040,767	52.4%

(1) Private Client Services Detail:
Gross Revenues, before transfer to
Capital Markets Segment	$153,014	$130,284	$153,078			$306,092	$263,579
Revenue transferred to
Capital Markets Segment	(24,125)	(24,647)	(24,284)			(48,409)	(44,067)
Private Client Services net revenues	$128,889	$105,637	$128,794			$257,683	$219,512

(2) Includes consolidation and elimination entries, unallocated revenues (predominantly interest) and certain corporate administrative functions, including certain legal costs and costs related to the
Capital Accumulation Plan for Senior Managing Directors ("CAP Plan").

nm - not meaningful

THE BEAR STEARNS COMPANIES INC.
CONSOLIDATED STATEMENTS OF INCOME
(UNAUDITED)

	Three Months Ended			% Change From
	May 31,	May 31,	February 28,	May 31,	February 28,
	2006	2005	2006	2005	2006
	(In thousands, except share and per share data)

REVENUES
Commissions	$305,251	$313,608	$286,071	(2.7%)	6.7%
Principal transactions	1,492,478	980,179	1,150,432	52.3%	29.7%
Investment banking	318,150	250,426	337,853	27.0%	(5.8%)
Interest and dividends	2,110,876	1,191,785	1,723,989	77.1%	22.4%
Asset management and other income	76,994	87,582	140,073	(12.1%)	(45.0%)
Total revenues	4,303,749	2,823,580	3,638,418	52.4%	18.3%
Interest expense	1,804,307	950,028	1,453,215	89.9%	24.2%
Revenues, net of interest expense	2,499,442	1,873,552	2,185,203	33.4%	14.4%

NON-INTEREST EXPENSES
Employee compensation and benefits	1,220,216	922,908	1,046,850	32.2%	16.6%
Floor brokerage, exchange and clearance fees	58,621	57,262	51,243	2.4%	14.4%
Communications and technology	118,169	100,343	104,034	17.8%	13.6%
Occupancy	45,422	40,756	44,627	11.4%	1.8%
Advertising and market development	35,093	34,577	34,673	1.5%	1.2%
Professional fees	65,468	61,278	53,873	6.8%	21.5%
Other expenses	122,254	193,989	97,550	(37.0%)	25.3%
Total non-interest expenses	1,665,243	1,411,113	1,432,850	18.0%	16.2%

Income before provision for income taxes	834,199	462,439	752,353	80.4%	10.9%
Provision for income taxes	294,866	164,329	238,197	79.4%	23.8%
Net income	$539,333	$298,110	$514,156	80.9%	4.9%

Net income applicable to common shares	$533,957	$291,667	$508,742	83.1%	5.0%

Adjusted net income used for diluted earnings per share (1)	$558,233	$309,660	$529,332	80.3%	5.5%

Basic earnings per share	$4.12	$2.32	$3.92	77.6%	5.1%
Diluted earnings per share	$3.72	$2.09	$3.54	78.0%	5.1%

Weighted average common shares outstanding:
Basic	132,810,062	130,663,337	132,738,565
Diluted	149,945,896	148,037,979	149,417,369

Cash dividends declared per common share	$0.28	$0.25	$0.28

(1) Represents net income reduced for preferred stock dividends and increased for costs related to the CAP Plan and the redemption of preferred stock.
For earnings per share, the costs related to the CAP Plan (net of tax) are added back as the shares related to the CAP Plan are included in weighted average common shares outstanding.

THE BEAR STEARNS COMPANIES INC.
CONSOLIDATED STATEMENTS OF INCOME
(UNAUDITED)

	Six Months Ended		% Change
	May 31,	May 31,
	2006	2005
	(In thousands, except share and per share data)

REVENUES
Commissions	$591,322	$610,985	(3.2%)
Principal transactions	2,642,910	1,958,812	34.9%
Investment banking	656,003	484,136	35.5%
Interest and dividends	3,834,865	2,213,404	73.3%
Asset management and other income	217,067	178,612	21.5%
Total revenues	7,942,167	5,445,949	45.8%
Interest expense	3,257,522	1,734,737	87.8%
Revenues, net of interest expense	4,684,645	3,711,212	26.2%

NON-INTEREST EXPENSES
Employee compensation and benefits	2,267,066	1,829,683	23.9%
Floor brokerage, exchange and clearance fees	109,864	114,580	(4.1%)
Communications and technology	222,203	199,282	11.5%
Occupancy	90,049	80,350	12.1%
Advertising and market development	69,766	63,149	10.5%
Professional fees	119,341	107,997	10.5%
Other expenses	219,804	275,404	(20.2%)
Total non-interest expenses	3,098,093	2,670,445	16.0%

Income before provision for income taxes	1,586,552	1,040,767	52.4%
Provision for income taxes	533,063	363,852	46.5%
Net income	$1,053,489	$676,915	55.6%

Net income applicable to common shares	$1,042,699	$663,994	57.0%

Adjusted net income used for diluted earnings per share (1)	$1,087,565	$703,692	54.6%

Basic earnings per share	$8.04	$5.26	52.9%
Diluted earnings per share	$7.26	$4.74	53.2%

Weighted average common shares outstanding:
Basic	132,778,755	130,960,364
Diluted	149,780,912	148,612,374

Cash dividends declared per common share	$0.56	$0.50

(1) Represents net income reduced for preferred stock dividends and increased for costs related to the CAP Plan and the redemption of preferred stock.
For earnings per share, the costs related to the CAP Plan (net of tax) are added back as the shares related to the CAP Plan are included in weighted average common shares outstanding.

THE BEAR STEARNS COMPANIES INC.
SELECTED FINANCIAL INFORMATION
(UNAUDITED)

	Three Months Ended
	May 31,	February 28,	November 30,	August 31,	May 31,	February 28,
	2006	2006	2005	2005	2005	2005
	(In thousands, except common share data and other data)

Results
Revenues, net of interest expense	$2,499,442	$2,185,203	$1,887,302	$1,812,280	$1,873,552	$1,837,660
Net income	$539,333	$514,156	$406,957	$378,305	$298,110	$378,805
Net income applicable to common shares	$533,957	$508,742	$401,505	$372,357	$291,667	$372,327
Adjusted net income used for diluted earnings per share (1)	$558,233	$529,332	$421,496	$394,919	$309,660	$394,032

Financial Position
Stockholders' equity, at period end	$11,707,594	$11,165,592	$10,791,432	$9,881,046	$9,641,514	$9,518,898
Total capital, at period end	$58,354,738	$57,589,034	$54,281,048	$52,070,689	$49,330,143	$48,491,012

Common Share Data
Basic earnings per share	$4.12	$3.92	$3.21	$2.96	$2.32	$2.94
Diluted earnings per share	$3.72	$3.54	$2.90	$2.69	$2.09	$2.64
Book value per common share, at period end	$79.30	$75.46	$71.08	$67.18	$64.67	$62.88
Weighted average common shares outstanding:
Basic	132,810,062	132,738,565	128,999,257	130,194,452	130,663,337	131,261,212
Diluted	149,945,896	149,417,369	145,534,789	147,051,538	148,037,979	149,193,402
Common shares outstanding, at period end (2)	147,021,508	145,163,510	146,431,767	146,341,980	145,928,440	146,012,775

Financial Ratios
Return on average common equity (annualized)	20.1%	20.1%	17.7%	16.9%	13.5%	17.8%
Adjusted pre-tax profit margin (3)	35.1%	36.1%	32.9%	34.2%	26.4%	33.5%
Pre-tax profit margin (4)	33.4%	34.4%	31.1%	32.0%	24.7%	31.5%
After-tax profit margin (5)	21.6%	23.5%	21.6%	20.9%	15.9%	20.6%
Compensation & benefits / Revenues, net of interest expense	48.8%	47.9%	46.2%	47.0%	49.3%	49.3%

Other Data (in billions, except employees)
Margin debt balances, at period end	$72.7	$64.5	$66.6	$65.9	$59.8	$67.3
Margin debt balances, average for period	$68.4	$64.5	$67.4	$63.4	$64.7	$64.0
Customer short balances, at period end	$81.7	$78.1	$79.9	$80.6	$82.5	$93.9
Customer short balances, average for period	$80.2	$78.2	$81.2	$81.3	$86.8	$88.5
Securities borrowed, at period end	$52.1	$52.4	$49.9	$50.0	$56.6	$64.6
Securities borrowed, average for period	$54.8	$52.9	$52.8	$56.1	$61.9	$66.6
Free credit balances, at period end	$34.1	$30.6	$31.0	$29.6	$31.6	$30.2
Free credit balances, average for period	$30.8	$29.9	$28.4	$28.6	$30.6	$31.1
Assets under management, at period end	$47.9	$45.4	$41.9	$40.3	$39.9	$40.0
Employees, at period end	12,519	12,061	11,843	11,498	11,141	11,019

(1) Represents net income reduced for preferred stock dividends and increased for costs related to the CAP Plan and the redemption of preferred stock.
For earnings per share, the costs related to the CAP Plan (net of tax) are added back as the shares related to the CAP Plan are included in weighted average common shares outstanding.

(2) Represents shares used to calculate book value per common share. Common shares outstanding include units issued under certain stock compensation plans which will be distributed as shares of common stock.

(3) Represents the ratio of income before both CAP Plan costs and provision for income taxes to revenues, net of interest expense.
(4) Represents the ratio of income before provision for income taxes to revenues, net of interest expense.
(5) Represents the ratio of net income to revenues, net of interest expense.